                                                               Exhibit (D)(8)(I)

                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                        BRANDES INVESTMENT PARTNERS, L.P.

SERIES                                   ANNUAL SUB-ADVISORY FEE
------                        ---------------------------------------------
                              (as a percentage of average daily net assets)
ING Emerging Countries Fund                       0.70%